UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2009

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32483 (Commission File Number)	61-1109077 (IRS Employer Identification No.)

7140 Office Circle, Evansville, IN		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Accuride Corporation (the “Company”) and its domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware on October 8, 2009.  In connection therewith, the Debtors filed a motion seeking bankruptcy court approval of a Senior Secured Superpriority Debtor-in-Possession Credit Agreement, among the Company, Deutsche Bank Trust Company Americas, as administrative agent, and the other agents and parties thereto (the “DIP Credit Agreement”).  On October 9, 2009, the Debtors received interim approval from the bankruptcy court and entered into the DIP Credit Agreement.  The DIP Credit Agreement will be in effect on an interim basis until final approval is obtained from the bankruptcy court.

The DIP Credit Agreement is comprised of a superpriority secured ABL revolving credit facility of $25 million and a term loan first-in, last-out facility of $25 million.  The $25 million of ABL loans will bear interest, at the election of the Company, at a rate of LIBOR + 6.50% (with a LIBOR floor of 2.50%) or Base Rate + 5.50% (with a Base Rate floor of 3.50%), and the $25 million of first-in, last-out term loans will bear interest, at the election of the Company, at a rate of LIBOR + 7.50% (with a LIBOR floor of 2.50%) or Base Rate + 6.50% (with a Base Rate floor of 3.50%).  The Company will have access to the $25 million first-in, last-out loans immediately.

Unless otherwise extended, the DIP Credit Agreement will mature nine months from the commencement of the bankruptcy case, subject to certain provisions that may lead to an earlier termination.  The DIP Credit Agreement includes covenants customary for this type of agreement, including minimum cash flow and liquidity requirements and requirements that Debtors meet certain milestone dates with respect to the bankruptcy proceedings, and certain events of default, including customary events of default for this type of agreement and defaults upon termination of certain agreements related to the implementation of the Debtors’ pre-negotiated restructuring plan, as described in the Company’s Form 8-K filed on October 8, 2009.

The use of proceeds from the DIP Credit Agreement are limited to working capital and other general corporate purposes consistent with a budget that the Company presented to the administrative agent, including payment of costs and expenses related to the administration of the bankruptcy proceedings and payment of other expenses as approved by the bankruptcy court.

The foregoing is qualified in its entirety by reference to the DIP Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.  Other Events.

On October 9, 2009, the Company issued a press release announcing the DIP Credit Agreement.  A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated October 9, 2009.

99.1	Press Release, dated October 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	October 13, 2009	/s/ Stephen A. Martin
Stephen A. Martin
Vice President / General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated October 9, 2009.

99.1	Press Release, dated October 9, 2009.